ROWAN COMPANIES, INC. LAND RIG FLEET AND CONTRACT STATUS As of August 19, 2010

ONSHORE RIGS				Maximum		Contract Status
		Horsepower		Drilling			Estimated
Name	Type	Drawworks	Mud Pumps	Depth (feet)	Location	Customer	Duration	Comments

Rig 9	SCR diesel electric	2,000	3,200	20,000	Louisiana	Midstates Petroleum	October 2010
Rig 12	SCR diesel electric	1,500	2,600	18,000	Texas	EOG	September 2010
Rig 14	AC electric	3,000	3,200	35,000	Texas	Available
Rig 15	AC electric	3,000	3,200	35,000	Texas	Available
Rig 26	SCR diesel electric	2,000	4,800	25,000	Texas	BBX	September 2010
Rig 29	SCR diesel electric	1,500	2,600	18,000	Texas	Shipyard
Rig 30	AC electric	2,000	2,600	20,000	Louisiana	Chesapeake	December 2010
Rig 31	SCR diesel electric	3,000	4,400	35,000	Texas	Available
Rig 33	SCR diesel electric	1,500	3,200	18,000	Texas	EOG	August 2010
					Texas	Plains	February 2011
Rig 35	SCR diesel electric	1,500	4,400	18,000	Texas	Cabot	August 2010
						EXCO Resources	September 2011
Rig 51	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	August 2010
						Krescent	November 2010
Rig 52	SCR diesel electric	2,000	4,400	25,000	Texas	Krescent	November 2010
Rig 53	SCR diesel electric	2,000	4,400	25,000	Louisiana	Chesapeake	December 2010
Rig 54	SCR diesel electric	2,000	4,400	25,000	Louisiana	Chesapeake	November 2010
Rig 59	AC electric	2,000	3,200	25,000	Louisiana	EnCana	August 2012
Rig 60	AC electric	2,000	3,200	25,000	Texas	Devon	April 2011
Rig 61	AC electric	2,000	3,200	25,000	Texas	EnCana	September 2010
Rig 62	AC electric	2,000	3,200	25,000	Texas	Devon	March 2011
Rig 63	AC electric	2,000	3,200	25,000	Texas	EnCana	November 2014
Rig 64	AC electric	2,000	3,200	25,000	Louisiana	EnCana	October 2010
Rig 65	AC electric	2,000	3,200	25,000	Louisiana	EnCana	January 2011
Rig 66	AC electric	2,000	3,200	25,000	Texas	EnCana	June 2015
Rig 67	AC electric	2,000	3,200	25,000	Texas	EnCana	October 2010
Rig 68	AC electric	2,000	3,200	25,000	Alaska	Pioneer	September 2010	Rig is on standby at a reduced rate.
Rig 76	AC electric	2,000	3,200	25,000	Louisiana	EnCana	April 2011
Rig 77	AC electric	2,000	3,200	25,000	Texas	EnCana	December 2012
Rig 84	AC electric	2,000	3,200	25,000	Texas	EnCana	June 2011
Rig 85	AC electric	2,000	3,200	25,000	Texas	EXCO Resources	October 2010
Rig 86	AC electric	2,000	3,200	25,000	Louisiana	EnCana	February 2012
Rig 87	AC electric	2,000	3,200	25,000	Texas	EXCO Resources	May 2012

Rigs 9 through 35 were constructed at various dates between 1960 and 1982, utilizing new as well as used equipment, and have since been substantially rebuilt. Rigs 51, 52, 53 and 54 were constructed during 2001-02. Rigs 59 through 66 were completed during 2006, Rigs 67 through 77 during 2007, Rigs 84 and 85 in 2008 and Rigs 86 and 87 in 2009. All but Rig 29 are equipped with a top-drive drilling system. Operating day rates range from $15,500 to $27,000. Estimated contract durations reflect either stated drilling periods expected time required for the contracted well or wells. Estimated number of idle days during July 2010 was 124 (87% utilization) versus 120 idle days (87% utilization) during June 2010.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.  THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold